Exhibit 10.2

EXECUTION VERSION

WARRANT PURCHASE AGREEMENT

dated as of May 8, 2018

by and among

Adesto Technologies Corporation

and

Each of the Investors

Listed on Exhibit A

i

EXHIBITS

Exhibit A	Investors
Exhibit B	Form of Warrant

ii

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT is made as of May  8, 2018  (this “Agreement”) by and among Adesto Technologies Corporation, a Delaware corporation (the “Company”), and each of the investors listed on Exhibit A hereto (together with their successors and assigns, the “Investors”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance to the Investors of warrants to purchase an aggregate of 850,000 shares of Common Stock substantially in the form attached hereto as Exhibit B (the “Warrants”) to induce the Lenders to enter into the Credit Agreement and make the Loans;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1      Definitions.

(a) The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Applicable Law” means any foreign, federal, state or local statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any Governmental Authority or The NASDAQ Stock Market LLC.

“Board” means the Board of Directors of the Company.

“Bylaws” means the bylaws of the Company, as amended.

“Capital Stock” means, with respect to any Person, all common stock, preferred stock and any other capital stock of such Person, and all shares, interests, participations and other ownership interest (however designated), of such Person, and all rights, warrants and options to purchase any of the foregoing, including each class of common stock and preferred stock of such Person if such Person is a corporation, each general and limited partnership interest of such Person if such Person is a partnership and each membership interest in a limited liability company.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as the same is in effect on the date hereof.

“Closing” means the consummation of the Company’s issuance of the Warrants to the Investors and the consummation of the Lenders’ entry into the Credit Agreement and making the Loans.

“Closing Date” means the date on which the Closing occurs.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company” has the meaning set forth in the preamble hereto.

“Credit Agreement” means the Credit Agreement, dated as of the date hereof, among the Company, the lenders party thereto, Cortland Capital Market Services LLC as the administrative agent, and Obsidian Agency Services, Inc. as the collateral agent.

“Eligible Market” means the New York Stock Exchange, Inc., the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market or, in each case, any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality, regulatory body, board or commission.

“Investors” has the meaning set forth in the preamble hereto.

“Lenders” mean the lenders party to the Credit Agreement.

“Lien” means any security interest, mortgage, pledge, transfer restriction, defect, claim, lien, limitation on voting rights, encumbrance, pre-emptive or similar right, equity or adverse interest of any nature.

“Loan Documents” has the meaning set forth in the Credit Agreement.

“Loans” has the meaning set forth in the Credit Agreement.

“Material Adverse Effect” has the meaning set forth in the Credit Agreement.

“Permits” means all franchises, approvals, qualifications, authorizations, consents, Permits, licenses and other similar authority.

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“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Principal Market” means the NASDAQ Capital Market (or any successor to the foregoing), or if after the Closing Date the Common Stock is listed on another Eligible Market, such other Eligible Market.

“Proceeding” means any action, claim, suit or proceeding (including an investigation or partial proceeding, such as a deposition, or any appeal of any proceeding).

“Related Person” means, with respect to any Person (i) any Affiliate of such Person, (ii) any investment manager, investment advisor, managing member or general partner of such Person, (iii) any investment fund, investment account or investment Person whose investment manager, investment advisor, managing member or general partner is such Person or any Affiliate of such Person or any member, partner, officer or employee of such Person or any Affiliate of such Person, (iv) any member or partner of any Person specified in clauses (i) through (iii) above, and (v) any officer or employee of any Person specified in clauses (i) through (iv) above.

“Representative” means, with respect to any Person, any and all Affiliates, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Subsidiary” means (a) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries, (b) a partnership of which the Company, or one or more other Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (c) any other Person (other than a corporation) in which the Company, or one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

“Transaction Agreements” means this Agreement, the Warrants and all agreements and instruments contemplated hereby or thereby.

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“Transactions”  means, the transactions contemplated by the Transaction Agreements, including the issuance, sale and delivery of the Warrants and the Warrant Shares.

“Warrant Shares” means shares of Common Stock or such other securities issued or issuable upon exercise of the Warrants in accordance with the terms of the Warrants.

“Warrants” has the meaning set forth in the Recitals hereto.

(b) Unless the context otherwise requires: (i) “or” is not exclusive, (ii) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation,” (iii) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Agreement, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not any particular Article, Section, clause or other subdivision, and (v) words used herein implying any gender shall apply to both genders.

ARTICLE II

PURCHASE AND SALE

Subject to the terms of this Agreement and as a condition to the Lenders’ obligation to make the Loans at the Closing, the Company shall issue to each Investor a Warrant to purchase the number of shares of Common Stock or other securities pursuant to the Warrant set forth opposite such Investor’s name in the appropriate column on Exhibit A.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors that all of the statements contained in this Article III are true and complete at and as of the (i) date hereof and (ii) the Closing Date.

Section 3.1      Corporate Existence.  The Company is a corporation duly incorporated, validly existing and in good standing under Delaware law and has all requisite power and authority to conduct its business and own its properties as now and proposed to be conducted and owned.  The Company is qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business requires such qualification, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect.

Section 3.2      Power and Authority.

(a)         The Company has all requisite power and authority, and has taken all required corporate and other action necessary (including stockholder approval, if necessary) to execute and deliver each of the Transaction Agreements, to issue and sell the Warrants and to issue the Warrant Shares as herein provided, and otherwise to carry out the terms of each of the

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Transaction Agreements.  Each of the Transaction Agreements has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof and thereof by the other signatories thereto) is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by general equitable principles.  No event has occurred and no condition exists that would constitute a violation of, or a default under, any of the Transaction Agreements.  Without limiting the foregoing, the execution and delivery of this Agreement and the other Transaction Agreement, the performance by the Company of its obligations hereunder and thereunder, and the issuance of the Warrant and the Warrant Shares issuable thereunder complies and will comply in all material respects with the rules and regulations of The NASDAQ Stock Market LLC.

(b)         The Warrant Shares, when issued in compliance with the provisions of the Warrants, will have the rights, preferences, privileges and restrictions described in the Certificate of Incorporation; and will be free of any Liens other than restrictions on transfer under state and federal securities laws and as otherwise provided in the Transaction Agreements.

Section 3.3      Capitalization.

(a)  The capitalization table set forth on Schedule 3.3 accurately reflects the issued and outstanding Capital Stock of the Company as of the Closing.  There are no outstanding subscriptions, options, warrants, rights (including registration rights and preemptive rights) or any other agreements or commitments of any nature relating to any Capital Stock of the Company, except the Warrants and as disclosed on Schedule 3.3.

(b)  All the outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid, nonassessable and have been issued in compliance with Applicable Law.  The Warrants and Warrant Shares, upon issuance and payment therefor in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.  The Warrant Shares have been duly and validly reserved for issuance on the exercise of the Warrants.  None of the shares of the Common Stock are held in the Company’s treasury.  No Capital Stock of the Company is entitled to cumulative voting rights, anti-dilution rights or so-called registration rights under the Securities Act, and no Person is entitled to preemptive rights, in each case except as set forth on Schedule 3.3.

(c)  The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (DWAC) system, and the Company is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock.  The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program.  The Common Stock is not, and has not at any time been, subject to any DTC

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“chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

Section 3.4      Legal Bar.  The execution, delivery or performance of each of the Transaction Agreements will not (a) conflict with or result in a violation of the Certificate of Incorporation or Bylaws, (b) violate any Applicable Law, (c) require any consent or authorization or filing with, or other act by or in respect of, any Governmental Authority, except for such as have been obtained or made and are in full force and effect or (d) violate or constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, other than any such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5     Government Approvals.  No Permit from, nor any filing, declaration or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company or any of its Subsidiaries of the Transaction Agreements or the consummation of the Transactions.

Section 3.6      Private Sale.  The Company has not, either directly or through any agent, offered any securities to or solicited any offers to acquire any securities from, or otherwise approached, negotiated, or communicated in respect of any securities with, any Person in such a manner as to require that the offer or sale of the Warrants or Warrant Shares be registered pursuant to the provisions of Section 5 of the Securities Act and the rules and regulations of the Commission thereunder or the securities laws of any other jurisdiction.  Neither the Company nor anyone acting on its behalf will take any action prior to the Closing that would cause any such registration to be required (including any offer, issuance or sale of any security of the Company under circumstances that might require the integration of such security with the Warrants or Warrant Shares under the Securities Act or the rules and regulations of the Commission thereunder) that might subject the offering, issuance or sale of the Warrants and Warrant Shares to the registration provisions of the Securities Act.  Assuming the representations and warranties of the Investors contained in Article V are true and correct, the issuance of the Warrants and Warrant Shares is exempt from registration under the Securities Act.  The Company has complied in all material respects with all Applicable Laws in all issuances and purchases of its Capital Stock prior to the date hereof and has not violated in any material respect any Applicable Law in making such issuances and purchases of its Capital Stock prior to the date hereof.  Any notices required to be filed under Applicable Laws prior to or subsequent to the Closing shall be filed on a timely basis prior to the Closing or as so required.  Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Warrant has offered the same or any such securities for sale to, or solicited any offers to buy the same from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Investors.

Section 3.7      Registration Rights.  Following the Closing, the Company and its Subsidiaries will not have any obligations with respect to registration rights, including piggyback

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rights, to any Person, except as set forth in the Amended and Restated Investors’ Rights Agreement by and among the Company and the preferred stockholders of the Company dated August 19, 2013, as amended.  The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act).  The Company is eligible to register the Warrant Shares for resale by the holders thereof on a registration statement on Form S-3 under the Securities Act.

Section 3.8      Securities Matters.

(a)  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither the Company nor any of its Subsidiaries has taken, or will take, any action designed to terminate, or which to the knowledge of the Company and its Subsidiaries is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act, nor has the Company or any of its Subsidiaries received any notification that the SEC is contemplating terminating such registration.  Neither the Company nor any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market, and, to the knowledge of the Company and its Subsidiaries, there are no facts or circumstances that would reasonably be expected to lead to suspension or termination of trading of the Common Stock on the Principal Market.  Since October 27, 2015, (i) the Common Stock has been listed or designated for quotation, as applicable, on the Principal Market, (ii) trading in the Common Stock has not been suspended or deregistered by the SEC or the Principal Market, and (iii) neither the Company nor any of its Subsidiaries has received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market.

(b)  The Company has filed all required reports, schedules, forms, statements and other documents with the SEC pursuant to the Securities Act and the Exchange Act (in each case including all financial statements and schedules and pro forma financial information included therein, all exhibits thereto and all documents incorporated by reference therein, the “SEC Documents”), within the time frames prescribed by the SEC (including any available grace periods and extensions authorized by the SEC) for the filing of such SEC Documents such that each filing was timely filed with the SEC.  The Company filed and made publicly available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) on or prior to the date this representation is made, true, correct and complete copies of the SEC Documents.  As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act (as applicable) applicable thereto.  None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment or a supplement has not been filed and made publicly available on EDGAR prior to the date this representation is made.  The Company has not received any written comments from the SEC staff that have not been resolved, to the knowledge of the Company, to the satisfaction of the SEC staff.

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(c)  It is understood and acknowledged by the Company that none of the Investors has been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, Common Stock or other securities of the Company, or “derivative” securities or securities based on Common Stock or other securities issued by the Company or to hold any securities for any specified term; and no Investor shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction.  The Company further understands and acknowledges that (i) one or more Investors may engage in hedging and/or trading activities at various times during the period that the Warrants and/or Warrant Shares are outstanding, and (ii) such hedging and/or trading activities, if any, can reduce the value of the Common Stock held by the existing holders of Common Stock of the Company, both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that any such hedging and/or trading activities do not constitute a breach of any Loan Document or affect the rights of any Investor under any Loan Document.  The Company acknowledges that the issuance of any Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Loan Documents, including its obligation to issue the Warrant Shares upon exercise of the Warrants, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or any of its Subsidiaries may have against any of the Investors and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 3.9      Representations Incorporated by Reference.  The provisions of, and related definitions used in, Article III of the Credit Agreement are incorporated herein by reference in their entirety, but with the definitions used therein being construed in accordance with the remaining provisions of this Section.

ARTICLE IV

COVENANTS OF THE COMPANY

Section 4.1      Indemnification.  The Company shall (i) indemnify, to the maximum extent permitted by law, each Investor, Related Person of each Investor and the Representatives of each of them, from and against all expenses, claims, losses, damages and liabilities (or Proceedings in respect thereof), including any of the foregoing incurred in settlement of any Proceeding, directly or indirectly arising out of, relating to or based upon an Investor’s exercise of its rights or performance of its obligations under any of the Transaction Agreements, or the consummation of any of the Transactions; and (ii) reimburse each such indemnified Person for all legal and other expenses incurred in connection with investigating, preparing or defending any such claims, losses, damages, liabilities or Proceedings.

Section 4.2      Further Assurances.  The Company will, at its expense, promptly (a) cure any defects in the creation and issuance of the Warrants and Warrant Shares, or in the execution and delivery of the Transaction Agreements, (b) execute and deliver to each Investor, upon request, all such other and further documents, agreements and instruments in compliance with or

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pursuant to its covenants and agreements herein, and (c) make any recordings, file any notices, and obtain any Permits as may be necessary or appropriate in connection therewith.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors severally represents and warrants to the Company, at and as of the Closing that:

Section 5.1      Power and Authority.  Such Investor has all requisite power and authority and, if not an individual Investor, has taken all required corporate (or trust, limited liability company or partnership, as the case may be) and other action necessary to permit it to execute and deliver the Transaction Agreements, if applicable and all other documents or instruments required by the Transaction Agreements, and to carry out the terms of the Transaction Agreements and of all such other documents or instruments.  Each of the Transaction Agreements has been duly executed and delivered by such Investor and (assuming the due authorization, execution and delivery hereof and thereof by the other signatories thereto) and is a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 5.2      Purchase for Investment.  Such Investor is acquiring the Warrants and Warrant Shares for investment, for its own account and not with a view to distribution thereof in violation of federal securities laws of the United States, except for transfers permitted hereunder.  Such Investor understands that the Warrants and Warrant Shares must be held indefinitely unless registered under the Securities Act or an exemption from such registration becomes available.  Such Investor understands that the Warrants it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  Such Investor understands that no public market presently exists for the Warrants, and there can be no assurance that any such market will be created.

Section 5.3      Financial Matters.  Such Investor represents and warrants to the Company that it understands that the acquisition of the Warrants involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Warrants for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Warrants.  In addition, by virtue of its expertise, the advice available to it and previous investment experience, such Investor has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.  Such Investor represents that it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

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ARTICLE VI

THE CLOSING AND CLOSING CONDITIONS

Section 6.1      The Closing.  The purchase and sale of the Warrants shall take place at the Closing to be held at the offices of Katten Muchin Rosenman LLP, 515 South Flower Street, Suite 1000, Los Angeles, California 90071.  The Closing shall occur on May  8, 2018.

Section 6.2       Deliveries.  At the Closing, the Company will deliver to each Investor a Warrant to purchase the number of shares of Common Stock set forth opposite such Investor’s name in the appropriate column on Exhibit A or other securities pursuant to the Warrant.

Section 6.3      Conditions.  The obligation of each Investor to purchase or otherwise acquire the Warrants at the Closing shall be subject to satisfaction of the following conditions at and as of the Closing:

(a) Legal Opinion.  There shall be made available to each of the Investors the written opinion of Fenwick & West LLP, counsel for the Company, in form and substance reasonably acceptable to the Investors.

(b) Certificate of Officer of the Company.  The Company shall have delivered to the Investors a certificate of a duly authorized officer, dated the Closing Date, to the effect that (i) the representations and warranties of the Company contained in Article III are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); provided that, if a representation or warranty is qualified as to materiality, for purposes of this clause (b), the applicable materiality qualifier set forth therein shall be disregarded with respect to such representation or warranty), and (ii) each of the conditions in this Section 6.3 has been satisfied.

(c) No Actions or Proceedings.  No Proceeding by or before any Governmental Authority shall have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by the Transaction Agreements.

(d) Supporting Documents.  On or prior to the Closing Date, the Investors and their counsel shall have received copies of the following supporting documents, in form and substance satisfactory to the Investors and their counsel:

(i)         copies of the Certificate of Incorporation, and all amendments thereto, certified as of a recent date by the Secretary of State;

(ii)       a certificate of the Secretary of State dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with the Secretary of State;

(iii)      a certificate of the Secretary or an Assistant Secretary of

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the Company, dated the Closing Date and certifying:  (1) that attached thereto is a true and complete copy of the Bylaws as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of the Certificate of Incorporation as in effect on the date of such certification; and (3) that attached thereto is a true and complete copy of resolutions adopted by the Board authorizing the execution, delivery and performance of the Transaction Agreements, the issuance, sale, and delivery of the Warrants, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and

(iv)       such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investors or their counsel may reasonably request.

(e) Credit Agreement.  The Company shall have satisfied all conditions precedent to closing set forth in Section 4.01 of the Credit Agreement and the Credit Agreement shall have been entered into on terms and conditions reasonably satisfactory to the Lenders.

ARTICLE VII

MISCELLANEOUS

Section 7.1      Expenses.

(a) The Company shall pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees and fees, costs and expenses of accountants, advisors and consultants, incurred by the Investors and their counsel in connection with (i) the investigation of the Company and the negotiation, preparation and administration of the Transaction Agreements, (ii) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated thereby shall be consummated), or (iii) any dispute or Proceeding in respect to the enforcement of the Investors’ rights under or related to any of the Transaction Agreements in which the Investors are the prevailing party.

(b) The provisions of this Section 7.1 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Investors.  All amounts due under this Section 7.1 shall be payable on written demand therefor.

Section 7.2      Severability.  In the event any one or more of the provisions contained in this Agreement be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal

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or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.3      Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered in the manner set forth in the Warrants.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date 5 Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.3 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.3.  As agreed to among the Company and the Investors from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Section 7.4      Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  Any amendment or waiver effected in accordance with this Section 7.4 shall be binding on all parties hereto and each of their respective successors and assigns.

Section 7.5     Survival of Agreement.  All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Investors and shall survive the execution and delivery of this Agreement and the Closing, regardless of any investigation made by the Investors or on their behalf.

Section 7.6     Cumulative Remedies.  The rights and remedies provided in this Agreement are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Section 7.7     Enforcement of Agreement.  Each party hereby acknowledges that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party could (i) be without an adequate remedy at law and (ii) suffer irreparable damage.  In the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the

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non-breaching party or parties may, subject to the terms hereof and in addition to any remedy at law for damages or other relief to which such party may be entitled, seek to institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other injunctive or equitable relief, without posting any bond or other undertaking.

Section 7.8      Entire Agreement.  The Transaction Agreements and the Credit Agreement and all agreements and instruments contemplated thereby constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.9     Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than of the State of New York.

Section 7.10    Submission to Jurisdiction; Consents to Service of Process.

(a) Any Proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in New York City, Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any Proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each party irrevocably consents to service of process in the manner provided for notices in Section 7.3.  Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

Section 7.11   Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.12    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Section 7.13    Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 7.14    Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.  Other than in the case of any Reorganization or Fundamental Change (in each case, as defined in the Warrants), the Company shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Investors, and any attempted assignment without such consent shall be null and void; provided that no assignment or delegation of the Company’s rights or duties hereunder shall relieve the Company from any of its obligations hereunder without the prior written consent of the Investors.

Section 7.15     No Strict Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 7.16    Replacement of Warrant on Loss.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of an Investor shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Investor, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if a Warrant in identifiable form is surrendered to the Company for cancellation.

Section 7.17    No Third-party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.18   Interpretation.  Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”  All references to this Agreement or any other agreement include, whether or not expressly referenced, the exhibits, annexes, and schedules attached hereto or thereto, and such exhibits, annexes and schedules shall be construed with, and as an integral part of, this Agreement or such other agreement to the same extent as if they were set forth verbatim herein or therein.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms

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of such terms.  Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  All references to “dollars” or “$” in this Agreement shall mean United States Dollars.  All accounting terms used and not defined herein have the respective meanings given to them under GAAP.  The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all assets, real and personal, tangible and intangible. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein.  In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ADESTO TECHNOLOGIES CORPORATION

By:	/s/ Ron Shelton
Name: Ron Shelton
Title: Chief Financial Officer

INVESTORS:

SPECIAL VALUE CONTINUATION PARTNERS, LP
TCP DIRECT LENDING FUND VIII-A, LLC
TCP DIRECT LENDING FUND VIII-N, LLC
TCP DIRECT LENDING FUND VIII-S, LLC

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Investment Manager

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle acting solely for and on behalf of its sub-fund
TCP Direct Lending Fund VIII-U (Ireland)

By:	TENNENBAUM CAPITAL PARTNERS, LLC
Its:	Investment Manager acting as attorney-in-fact

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle acting solely for and on behalf of its sub-fund
TCP Direct Lending Fund VIII-L (Ireland)

By:	SVOF/MM, LLC
Its:	Sub-Advisor acting as attorney-in-fact

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

TCP DIRECT LENDING FUND VIII-T, LLC

By:	SVOF/MM, LLC
Its:	Sub-Advisor

By:	/s/ Howard Levkowitz
Name: Howard Levkowitz
Title: Managing Partner

TCP DLF VIII 2018 CLO, LLC

By:	Series I of SVOF/MM, LLC
Its:	Collateral Manager

By:	/s/ Howard Levkowitz
Name:Howard Levkowitz
Title: Managing Partner

EXHIBIT A

INVESTORS

Warrant
Investor	Shares
Special Value Continuation Partners, LP	436,320
TCP Direct Lending Fund VIII-A, LLC	53,950
TCP Direct Lending Fund VIII-N, LLC	42,992
TCP Direct Lending Fund VIII-U (Ireland)	103,566
TCP Direct Lending Fund VIII-L (Ireland)	82,401
TCP Direct Lending Fund VIII-S, LLC	21,496
TCP Direct Lending Fund VIII-T, LLC	42,990
TCP DLF VIII 2018 CLO, LLC	66,285
Total	850,000

EXHIBIT B

FORM OF WARRANT

See attached.

WARRANT

ADESTO TECHNOLOGIES CORPORATION

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXCEPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant Certificate No.: [•]

Original Issue Date: May 8, 2018

FOR VALUE RECEIVED, Adesto Technologies Corporation, a Delaware corporation (the “Company”), hereby certifies that [Warrantholder], a [•], or its registered assigns (the “Holder”), is entitled to purchase from the Company [•]  duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share initially of $8.62 (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant has been issued pursuant to the terms of the Warrant Purchase Agreement, dated as of April [•], 2018 (the “Purchase Agreement”), among the Company and the investors listed on Exhibit A thereto.

1.         Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means, on any Exercise Date, an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York, New York or Los Angeles, California are authorized or required by law to close.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Equivalents” means any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including any debt, preferred stock, right, option, warrant, unit, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means warrants, rights, options, evidence of indebtedness, shares of stock or other securities that are convertible into or exercisable or exchangeable for, with or without payment of additional consideration, shares of Common Stock or other Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuances” means any issuance or sale by the Company after the Original Issue Date of: (a) shares of Common Stock issued upon the exercise of this Warrant; (b) shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly, or upon the exercise of options to directors, officers, employees, consultants or other advisors of the Company in each case (i) in connection with their service as directors of the Company, their employment by the Company or their retention as consultants or advisors by the Company, and (ii) pursuant to the terms of the Company’s 2015 Equity Incentive Plan or any other equity incentive plan of the Company in effect from time to time that is approved by a committee comprised solely of independent directors or stockholders of the Company; (c) shares of Common Stock issued as full or partial consideration in connection with a strategic merger (including a reverse merger), acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity; (d) shares of Common Stock issued in connection with strategic license agreements and other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital; (e) shares of Common Stock issued as payment for investment banking services provided to the Company; or (f) other securities issued by the Company in exchange for or to modify the terms of the Warrant.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Los Angeles time.

“Exercise Agreement” means an Exercise Agreement in the form attached hereto as Exhibit A.

“Exercise Period” means the period from the Original Issue Date through and including the earlier of (i) 5:00 p.m., Los Angeles time, on the sixth (6th) anniversary of the Original Issue Date or, if such day is not a Business Day, on the next preceding Business Day and (ii) the consummation of a Fundamental Change.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any date: (a) the volume weighted average sale price of the Common Stock for such day on the principal United States securities exchange or trading market on which the Common Stock is then listed or traded, as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Holder and the Company (“Bloomberg”); (b) if there is no volume weighted average price or data as set forth in clause (a), the last sale price of the Common Stock for such day as reported by Bloomberg, (c) there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (d) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on NASDAQ, the OTC Bulletin Board or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on NASDAQ, the OTC Bulletin Board or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on NASDAQ, the OTC Bulletin Board or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on NASDAQ, the OTC Bulletin Board or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly in good faith by the Board and the Holder; provided,  however, that if the Board and the Holder are unable to reach agreement within a reasonable period of time, the Fair Market Value shall be determined in good faith by an independent investment banking or valuation firm selected jointly by the Board and the Holder or, if that selection cannot be made within ten days, by an independent investment banking or valuation firm selected by the American Arbitration Association in accordance with its rules.

“Fundamental Change” means an event or transaction or series of related events or transactions (i) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any of such person or its Subsidiaries, and any such person acting in its capacity as trustee, agent or other fiduciary or administrator of any such Plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the

Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Common Stock and Convertible Securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 50% of the Common Stock and Convertible Securities of the Company entitled to vote for members of the Company’s Board on a fully-diluted basis (and taking into account all such Common Stock and Convertible Securities that such person or group has the right to acquire pursuant to any option right); or (ii) that results in the sale, lease, transfer, conveyance or other disposition (including by way of irrevocable, exclusive license arrangements) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

“Holder” has the meaning set forth in the preamble.

“Original Issue Date” means the date on which the Warrant was issued by the Company pursuant to the Purchase Agreement.

“NASDAQ” means The NASDAQ Stock Market LLC.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-quotation system.

“Purchase Agreement” has the meaning set forth in the preamble.

“Reorganization” means any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(d)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock; provided, however, that a Fundamental Change shall not constitute a Reorganization.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means any day on which the Common Stock is traded for any period on NASDAQ, or on the principal United States securities exchange or trading market on which the Common Stock is then being traded; provided, however, that during any period in which the Common Stock is not listed or quoted on NASDAQ, or any other United States securities exchange or trading market, the term “Trading Day” shall mean any Business Day.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including an equity line of credit or an at-the-market offering, whereby the Company may issue securities at a future determined price.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant.

All capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement unless otherwise indicated.

2.         Term of Warrant.  The Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares on any day during the Exercise Period. Subject to Section 3(h) below, this Warrant shall expire and be of no further force and effect upon the expiration of the Exercise Period.

3.         Exercise of Warrant.

(a)        Exercise Procedure. During the Exercise Period, this Warrant may be exercised by the Holder for all or from time to time any part of the unexercised Warrant Shares, upon:

(i)         delivery (which may be made by facsimile, electronic mail or any other method of delivering notice permitted hereunder) of a completed and executed Exercise Agreement; and

(ii)       if applicable, payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)        Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price may be made, at the option of the Holder as expressed in the Exercise Agreement, by any of the following methods:

(i)         delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company;

(ii)       instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price (or the applicable portion thereof);

(iii)      surrendering to the Company Warrant Shares previously acquired by the Holder or reducing indebtedness of the Company outstanding under the Credit Agreement having a value as of the Exercise Date equal to the Aggregate Exercise Price (or the applicable portion thereof), which value in the case of indebtedness of the Company outstanding under the Credit Agreement shall be the then outstanding principal amount thereof plus accrued and unpaid interest, and in the case of shares of Common Stock shall be the Fair Market Value thereof; or

(iv)       any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the value thereof as of the Exercise Date determined in accordance with clause (iii) above.

(c)        Delivery of Stock Certificates. As promptly as practicable, and in any event within the lesser of (i) two (2) Trading Days and (ii) the number of Trading Days constituting the Standard Settlement Period (as defined below) after receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) and Section 3(b) hereof) (the “Delivery Period”), the Company shall either (x) execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise or (y) in lieu of delivery of physical stock certificates cause its transfer agent to electronically transmit the Common Stock or other securities issuable upon exercise to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in either case together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates so delivered shall be in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and registered in the name of the Holder or such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.  “Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date.

(d)        Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant.  If upon any exercise of this Warrant a fraction of a share results, the Company will pay to the Holder the cash value of any such fractional share, calculated on the basis of the Fair Market Value of such share on the Exercise Date.

(e)        Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued hereunder, the Holder may request that the Company deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant; provided that the Company may condition delivery of such new Warrant upon physical surrender of this Warrant to the Company.  Unless otherwise agreed upon by the Holder, such new Warrant shall in all other respects be identical to this Warrant.

(f)        Taxes. The Company shall pay all applicable stamp taxes, if any attributable to the initial issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any transfer involved in the issuance or delivery of the Warrant Shares to any Person other than the Holder.

(g)        Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is required to be made in connection with a sale of the Company (pursuant to a merger, sale of stock, or otherwise), or any other transaction involving the Company, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction or event, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such event.

(h)        Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(i)         Exercise Prior to Expiration.  Notwithstanding any other provision of this Warrant and to the extent this Warrant is not previously exercised as to all Warrant Shares subject hereto, if the Fair Market Value of Warrant Shares is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised by the method set forth in Section 3(b)(ii) above immediately before the earlier to occur of (i) its expiration and (ii) consummation of a Fundamental Change.  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(i), the Company shall promptly notify the Holder of (x) the number of Warrant Shares the Holder is to receive and (y) any amount of cash in lieu of any fraction of a share, the Holder is to receive, each by reason of such automatic exercise and the Company shall otherwise comply with the provisions of this Section 3.

(j)         Tax Treatment.  If the Holder elects (or is automatically deemed to elect pursuant to Section 3(i)) the method of exercise set forth in Section 3(b)(ii), the “exchange” of the Warrants is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986, as amended, and to the extent permitted by applicable law, the parties hereto shall report consistently therewith for all tax purposes.

(k)        Removal of Restrictive Legends. This Warrant and the certificates (or electronic book entries, if applicable) evidencing the Warrant Shares shall not be required to contain or be subject to (and the Holder shall be entitled to removal of) any legend restricting the transfer thereof (including the legend set forth above) and shall not be subject to any stop-transfer instructions, upon any of the following conditions (collectively, the “Unrestricted Conditions”):

(i)         following any sale of this Warrant or any shares of Warrant Shares issued or delivered to the Holder in compliance with Rule 144;

(ii)       if, in the opinion of the Company’s legal counsel, this Warrant or any such shares of Warrant Shares are eligible for sale free of any restrictions under clause (b)(1) of Rule 144;

(iii)      at any time on or after the date hereof that the Holder certifies (x) that it is not an “affiliate” of the Company (as such term is used under Rule 144 pursuant to the Securities Act) and (y) that the Holder’s holding period for purposes of Rule 144 and subsection (d)(3)(iii) thereof with respect to such Warrant and/or Warrant Shares is at least six (6) months; or

(iv)      if, in the opinion of the Company’s legal counsel, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent at such time as any of the Unrestricted Conditions have been met, if required by the Company’s transfer agent to effect the issuance of this Warrant or the Warrant Shares, as applicable, without a restrictive legend or removal of the legend hereunder at such time as any of the Unrestricted Conditions have been met, to the extent required or requested as set forth in the immediately following two sentences.  If any of the Unrestricted Conditions is met at the time of issuance of this Warrant or the Warrant Shares, then such Warrant or Warrant Shares, as applicable, shall be issued free of all legends and stop-transfer instructions.  The Company agrees that at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 3(k), it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Company’s transfer agent of this Warrant and a certificate representing Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to the Holder this Warrant and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends (or similar notations).

(l)         Buy-In. In addition to any other rights or remedies available to the Holder hereunder or otherwise at law or in equity, if the Company fails to cause its transfer agent to deliver to the Holder a certificate or certificates, or electronic shares through DWAC, representing the Warrant Shares pursuant to an exercise of this Warrant on or before the last day of the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise on or before the last day of such Delivery Period, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored (and refund the Exercise Price therefor, to the extent paid by the Holder, and/or reinstate the principal amount of any indebtedness used to satisfy the applicable Exercise Price), in which case such exercise shall be deemed rescinded, or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

4.         Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

(a)        Subsequent Equity Sales.  Except in the case of an Excluded Issuance, if the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding (except within ninety (90) days after the Original Issue Date), shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the product of (i) the Exercise Price and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance (on a fully-diluted basis) plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Exercise Price, and the denominator of which is the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance (on a fully-diluted basis) plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4(a) in respect of an Exempt Issuance.  The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(a), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(a), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

(b)        Calculation of Base Share Price for Units. For purposes of Section 4(a), if any Common Stock Equivalent is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security” and such Common Stock Equivalent, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security (which shall be the Base Share Price for purposes of Section 4(a)) shall be deemed to be the lowest of (x) the purchase price of such Unit, (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the lowest VWAP of the Common Stock on any Trading Day during the four Trading Day period immediately following the public announcement of the applicable Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such four Trading Day period).

(c)        Adjustment Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (x) the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and (y) the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, (x) the Exercise Price in effect immediately prior to such combination shall be proportionately increased and (y) the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(c) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(d)        Adjustment Upon Reorganization, Reclassification, Consolidation or Merger. Except as provided in Section 3 above in connection with a Fundamental Change, in the event of any Reorganization, (A) each Warrant shall remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such Reorganization if the Holder had exercised this Warrant in full immediately prior to the time of such Reorganization and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and (B) the successor Person (if other than the Company) resulting from such Reorganization shall execute and deliver to Holder a supplement hereto acknowledging such Person’s obligations under this Warrant; and in each case, the terms of this Warrant shall be applicable to the shares of stock or other securities or assets received upon exercise of this Warrant after the consummation of such Reorganization, with appropriate adjustments made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(d) shall similarly apply to successive Reorganizations.  Notwithstanding anything to the contrary contained herein, the Holder shall have the right to elect prior to the consummation of any Reorganization, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(d) with respect to this Warrant.

(e)        Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4;  provided, that no such adjustment pursuant to this Section 4(e) shall increase the Exercise Price as otherwise determined pursuant to this Section 4.

(f)        No Change Necessary.  The form of this Warrant need not be changed because of any adjustment to the Exercise Price or in the number of shares of Warrant Shares issuable upon its exercise.

(g)        Notice of Fundamental Changes and Adjustments.  The Company shall give the Holder at least ten days prior written notice (in reasonable detail) of any Reorganization or Fundamental Change.  In addition, the Company shall promptly give written notice of each adjustment or readjustment of the Exercise Price or the number of shares of Warrant Shares or other securities issuable upon exercise of this Warrant, whether in connection with a Reorganization, a Fundamental Change or otherwise. Each such notice shall describe the Reorganization or Fundamental Change or the adjustment or readjustment (as applicable) in reasonable detail and show in reasonable detail the projected consequences of the Reorganization or Fundamental Change on the Warrant Shares or the facts on which the adjustment or readjustment is based.

(h)        Notice of Dividends and Distributions. In the event that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security, then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent.

5.         Purchase Rights. In addition to any adjustments pursuant to Section 4 above, if at any time the Company grants, issues or sells any shares of Common Stock or Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock as of immediately prior to such grant, issuance or sale (the “Purchase Rights”), then the Company shall provide the Holder the right to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.         Transfer of Warrant.

(a)        Neither this Warrant nor any Warrant Shares may be transferred or assigned in whole or in part (i) without compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, and to the extent reasonably requested by the Company in order to comply with applicable federal and state securities laws), (ii) in connection with any margin account or other loan or financing arrangement secured by this Warrant or the Warrant Shares, or any other option agreement, put or call, guarantee of loans, guarantee of profits or division of losses or profits, contract, arrangement or understanding with any Person with respect to any securities of the Company or any Subsidiary of the Company. Notwithstanding the foregoing, without the prior written consent of the Company, the Holder shall not transfer or assign this Warrant, in whole or in part, to any Person or any Affiliate of any Person set forth on Exhibit B hereto.

(b)        Subject to the provisions of Section 6(a) above, the Holder may transfer all or part of this Warrant or the Warrant Shares by giving the Company a written notice of the portion of the Warrant or the shares of Warrant Shares being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant or the stock certificates or book-entry entitlements representing shares of Warrant Shares, as applicable, to the Company for reissuance to the transferee(s) (and to the Holder for any remaining portion of the Warrant or shares of Warrant Shares, if applicable). Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the transferee(s) and in the denominations specified in such written notice, and shall issue to the transferor a new Warrant evidencing the portion of this Warrant, if any, not so transferred and this Warrant shall promptly be cancelled.

7.         Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares for any purpose.  In the absence of affirmative action by the Holder to purchase Warrant Shares by exercise of this Warrant, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

8.         Replacement on Loss; Division and Combination.

(a)        Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)        Division and Combination of Warrant. Subject to restrictions on transfer, including as set forth in Section 6, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. The Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

9.         No Impairment. The Company shall not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against impairment, consistent with the tenor and purpose of this Warrant.

10.       Representations, Warranties and Covenants of the Company.  The Company hereby represents, covenants and agrees:

(a)        This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)        All Warrant Shares issuable pursuant to the terms hereof shall be, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, upon issuance, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights, and free and clear of all taxes, liens and charges.

(c)        The Company shall, at its own expense, take all such actions as may be necessary or appropriate to ensure that (A) all Warrant Shares are issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance), and (B) the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange, if any, on which the Common Stock or other securities constituting Warrant Shares is then listed.

(d)        This Warrant (i) is not inconsistent with the Company’s certificate of incorporation or bylaws, (ii) does not violate any law or governmental rule, regulation or order, other than any such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (iii) does not and will not violate or constitute a default under, any agreement or other instrument to which the Company is a party or by which it is bound, other than any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(e)        Upon delivery by the Company of any notice in accordance with the terms of this Warrant or any Loan Document, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its securities, the Company shall indicate to the Holder contemporaneously with delivery of such notice that the Company believes that such notice contains material, nonpublic information relating to the Company, and such indication shall provide the Holder the means to refuse to receive such notice or communication, and, in the absence of any such indication, subject to applicable federal and state securities laws, the Holder shall not have any duty of trust or confidence with respect to, or duty not to trade on the basis of, any information regarding the Company or its securities that is so provided.

(f)        The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) the reports required to be filed by it under the Securities Act and the Exchange Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in clause (c) of Rule 144) and the rules and regulations adopted by the SEC thereunder.  As long as the Holder owns any Warrant Shares, if the Company is not required to file such reports, it will, upon the request of the Holder, prepare and furnish to the Holder and make publically available in accordance with Rule 144 such information as is required for the Holder to sell Warrant Shares under Rule 144.  So long as the Warrant Shares are not registered under an effective registration statement, the Company will take such further action as the Holder may reasonably request and is within the Company’s control, all to the extent required from time to time to enable the Holder to sell Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the SEC.

11.       Participation Right.

(a)        To the extent permitted by applicable federal and state securities laws, the Holder shall have the right to purchase its pro rata portion, based on the number of shares of Common Stock issuable upon the exercise in full of this Warrant relative to the number of shares of Common Stock issued and outstanding immediately prior to such issuance or sale (on a fully-diluted basis) (the Holder’s “Pro Rata Portion”), of any Common Stock or Common Stock Equivalents (“New Securities”) that the Company may issue or sell to any party within ninety (90) days after the Original Issue Date; provided, that the provisions of this Section 11 shall not apply to any Excluded Issuance or any other issuances where such right to the Holder’s Pro Rata Portion of any New Securities would not be permitted by applicable federal or state securities laws.  The Company shall give written notice to the Holder (an “Issuance Notice”) of any proposed issuance (an “Offering”) within 3 business days prior to effecting the Offering  Holder agrees to come Over The Wall prior to delivery of an Issuance Notice and will be restricted from trading any shares of Company common stock until the Offering is announced or cancelled.  The Issuance Notice shall set forth the material terms and conditions of the proposed issuance or sale, including (a) the approximate number of shares proposed to be issued; (b) the proposed issuance date,; (c) the proposed purchase price per share of the New Securities and all other material terms of the offer or sale; and (d) if the consideration to be paid by any prospective purchaser includes non-cash consideration, the fair market value thereof.

(b)        The Holder shall, for a period of three (3) Business Days and ending at 4:30 p.m. Eastern Time on the third Business Day (unless extended by Company) following the receipt of an Issuance Notice (the “Participation Exercise Period”), have the right to elect to purchase all or any portion of its Pro Rata Portion of such New Securities on the same terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to the Company (a “Participation Acceptance Notice”) specifying the number of New Securities it desires to purchase, up to its Pro Rata Portion.

(c)        The closing of any purchase of New Securities by the Holder shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice.  Each party to the purchase and sale of New Securities shall take all actions (including entering into additional agreements) as may be reasonably necessary to consummate the purchase and sale.

12.       Representations and Warranties of the Holder; Legend.

(a)        Representations and Warranties. The Holder hereby represents and warrants to the Company as follows:

(i)         The Holder is a sophisticated investor having such knowledge and experience in business and investment matters that the Holder is capable of protecting the Holder’s own interests in connection with the acquisition, exercise or disposition of this Warrant.

(ii)       The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(iii)      The Holder is aware that this Warrant and the shares of Warrant Shares are being, or will be, issued to the Holder in reliance upon the Holder’s representations in this Section 12 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations.

(iv)      The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act and of the conditions under which sales may be made thereunder.

(v)       The Holder, by acceptance hereof, acknowledges this Warrant and the Warrant Shares are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant and any shares of the Warrant Shares except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

(b)        Legends, etc.  This Warrant and the Warrant Shares shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

13.       Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant, or as required by any applicable law or regulation or regulatory or similar authority..

14.       Miscellaneous.

(a)        Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14(a)).

If to the Company:	Adesto Technologies Corporation 3600 Peterson Way Santa Clara, CA 95054 Attention: Chief Financial Officer Email: ron.shelton@adestotech.com
with a copy (which shall not constitute notice) to:	Fenwick & West LLP 801 California Street Mountain View, CA 94041 Attention: Mark A. Leahy Fax No.: (650) 938-5200 Email: mleahy@fenwick.com
If to the Holder:	c/o Tennenbaum Capital Partners, LLC 2951 28th Street, Suite 1000 Santa Monica, CA 90405 Attention: Asher Finci Fax No.: (310) 889-4950 Email: asher.finci@tennenbaumcapital.com
with a copy (which shall not constitute notice) to:	Katten Muchin Rosenman LLP 515 South Flower Street, Suite 1000 Los Angeles, CA 90071 Attention: Glen K. Lim Fax No.: (213) 443-9001 Email: glen.lim@kattenlaw.com

(b)        Expenses.  The Company shall pay all out-of-pocket costs and expenses, including reasonable attorneys’ fees and fees, costs and expenses of accountants, advisors and consultants, incurred by the Holder and its counsel in connection with (i) any amendments, modifications or waivers of the provisions hereof, or (ii) any dispute or Proceeding in respect to the enforcement of the Holder’s rights under this Warrant or the Purchase Agreement in which the Holder is the prevailing party.

(c)        Cumulative Remedies. Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

(d)        Equitable Relief. Each of the Company and the Holder acknowledges that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party could (i) be without an adequate remedy at law and (ii) suffer irreparable damage.  In the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms hereof and in addition to any remedy at law for damages or other relief to which such party may be entitled, seek to institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other injunctive or equitable relief, without posting any bond or other undertaking.

(e)        Entire Agreement. The Transaction Agreements and the Credit Agreement and all agreements and instruments contemplated thereby constitute the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(f)        Successor and Assigns. Whenever in this Warrant any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Warrant shall bind and inure to the benefit of their respective successors and assigns.  Such permitted successors or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.  Other than in the case of any Reorganization or Fundamental Change, the Company shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Holder, and any attempted assignment without such consent shall be null and void; provided that no assignment or delegation of the Company’s rights or duties hereunder shall relieve the Company from any of its obligations hereunder without the prior written consent of the Holder.

(g)       Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

(h)       Amendment and Modification; Waiver. This Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any amendment or waiver effected in accordance with this Section 14(h) shall be binding on all parties hereto and each of their respective successors and assigns.

(i)         Survival.  The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

(j)         Severability. In the event any one or more of the provisions contained in this Warrant be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(k)        Governing Law. This Warrant and any Proceeding arising out of or based upon this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

(l)         Submission to Jurisdiction.  Any Proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in New York City and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Proceeding. Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any Proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any Proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or Proceeding brought in any such court has been brought in an inconvenient forum.  Each party irrevocably consents to service of process in the manner provided for notices in Section 14(a). Nothing herein will affect the right of any party to serve process in any other manner permitted by law.

(m)       Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy that may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.

(n)        Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

(o)        Further Assurances.  Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably requested by the other party to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

(p)        No Third-party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(q)        Interpretation.  Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”  References to numbered or letter articles, sections, subsections, paragraphs, Exhibits refer to articles, sections, subsections, paragraphs, or Exhibits, respectively, of this Agreement unless expressly stated otherwise.  All references to this Agreement or any other agreement include, whether or not expressly referenced, the exhibits, annexes, and schedules attached hereto or thereto, and such exhibits, annexes and schedules shall be construed with, and as an integral part of, this Agreement or such other agreement to the same extent as if they were set forth verbatim herein or therein.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” when used in this Agreement is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  All accounting terms used and not defined herein have the respective meanings given to them under GAAP. The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all assets, real and personal, tangible and intangible. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein.  In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

ADESTO TECHNOLOGIES CORPORATION

By:
Name:
Title:

Accepted and agreed,

[WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT A

EXERCISE AGREEMENT

To:      Adesto Technologies Corporation

The undersigned Holder hereby elects to purchase _______ shares of the Warrant Shares of Adesto Technologies Corporation (the “Company”), pursuant to the terms of the Warrant dated May 8, 2018 (the “Warrant”) between the Company and the Holder, a copy of which is attached hereto, and herewith makes payment of [____________ Dollars ($___________)] therefore by the following method.

(Check all that apply):

         (check if applicable)  The undersigned hereby elects to make payment of the Aggregate Exercise Price of [                                      Dollars ($                )] for [(            )] shares of Warrant Stock using the method described in Section 3(b)(i).

         (check if applicable)  The undersigned hereby elects to make payment of the Aggregate Exercise Price of [                                      Dollars ($                )] for [(            )] shares of Warrant Stock using the method described in Section 3(b)(ii) and authorizes the Company to withhold [(            )] shares of Warrant Stock in connection herewith.

         [(check if applicable)  The undersigned hereby elects to make payment of the Aggregate Exercise Price of [                                      Dollars ($                )] for [(            )] shares of Warrant Stock using the method described in Section 3(b)(iii) by surrendering of [(            )] shares of Warrant Stock in connection herewith.]

         (check if applicable)  The undersigned hereby elects to make payment of the Aggregate Exercise Price of [                                      Dollars ($                )] for [(            )] shares of Warrant Stock using the method described in Section 3(b)(iv) and tenders the Aggregate Exercise Price as follows ____________________________________________.

Unless otherwise defined herein, capitalized terms have the meanings provided in the Warrant.

HOLDER:

By:

Name:

Title:

Date:

EXHIBIT B

Raging Capital

Viex

Vertex

Dialectic

Pudhong Science

Becker Drapkin

JDS1

Park City

Foundry Capital

Hudson Bay

Engage capital

Voce

Cannel Capital

Iroquois Capital

Nierenberg

Potomac

Steel Partners

Wolverine

Wynnefield

AJS Capital

Ancora Advisors

Lone Star Value Management

Northern Right Capital

Fondren Management

Following written notice thereof from the Company to the Holder, any other Person that has filed a Schedule 13D with respect to the Company or has disposed of all shares under a Schedule 13D within six (6) months of the proposed transfer date, including, any other Person that has taken steps known to the Company to register such Person’s intent to engage in activist activity regarding the Company.